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                                                                       EXHIBIT 5


                                        March 17, 1998



Avis Rent A Car, Inc.
900 Old Country Road
Garden City, NY 11530

               Re:  Avis Rent A Car, Inc. Registration
                    Statement on Form S-1

Dear Ladies and Gentlemen:

     We have acted as special counsel to Avis Rent A Car, Inc., a Delaware corporation (the "Company"), and to Cendant Corporation, a Delaware corporation ("Cendant"), in connection with the preparation of the 462 (b) Registration Statement (as defined below) for the registration under the Securities Act of 1933, as amended (the "Act"), of 1,150,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Of the shares of Common Stock covered by the 462(b) Registration Statement, (i) 250,000 shares are being offered and sold by Cendant (the "Cendant Shares") and (ii) up to 900,000 shares (the "Company Shares" and, together with the Cendant Shares, the "Shares") are being issued and sold by the Company pursuant to an over-allotment option granted to the Underwriters (as defined herein) by the Company.

     This opinion is being furnished in accordance with the requirements of Item 601 (b) (5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (the "462 (b) Registration Statement") filed by the Company on the date hereof with the Securities Exchange Commission (the "Commission") pursuant to Rule 462 (b) under the Act, (ii) the

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Avis Rent A Car, Inc.
March 17, 1998
Page 2

Registration Statement on Form S-1 (File No. 333-46737) filed by the Company with the Commission on February 23, 1998 under the Act, Amendment No.1 thereto filed with the Commission on March 2, 1998 and Amendment No. 2 thereto filed with the Commission on March 13, 1998; (iii) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-Laws of the Company, in each case as in effect on the date hereof, (iv) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters; (v) a specimen certificate representing the Common Stock; (vi) an executed copy of the Underwriting Agreement, dated March 17, 1998, between the Company, Cendant and Bear, Stearns, & Co. Inc., Lehman Brothers, Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and NationsBanc Montgomery Securities LLC, as representatives of the several Underwriters named therein (the "Underwriters"); and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parities of such documents and the validity and binding effect thereof. As to any facts

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Avis Rent A Car, Inc.
March 17, 1998
Page 3

material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, Cendant and others.

     Members of our firm are admitted to the Bar of the States of Delaware and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the 462 (b) Registration Statement becomes effective; (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462 (b) Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the 462 (b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,


                                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP